Exhibit 99.1

PFF BANCORP REPORTS SECOND QUARTER EARNINGS

Rancho Cucamonga, Calif. - October 23, 2006 - PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank"), Diversified Builder Services, Inc. ("DBS") and Glencrest Investment Advisors, Inc. ("Glencrest"), today reported net earnings of $14.0 million or $0.56 per diluted share for the quarter ended September 30, 2006 compared to $13.4 million or $0.54 per diluted share for the comparable period of 2005.  Excluding the after-tax impact of gains on sales of securities, gain on sale of building and non-cash charges associated with interest rate swaps, net earnings would have been $14.1 million or $0.57 per diluted share for the quarter ended September 30, 2006 compared to $12.8 million or $0.52 per diluted share for the comparable period of 2005.

Net interest income increased $4.3 million or 10 percent to $45.9 million from the comparable quarter of 2005 and decreased $1.0 million or 2 percent on a sequential quarter basis. Net interest margin contracted 24 and 21 basis points during the three and twelve months ended September 30, 2006 to 4.16% for the quarter.  Average interest-earning assets increased $147.2 million or 3 percent during the quarter and are up $604.1 million or 16 percent from the comparable quarter of 2005.

The balance of construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") increased $132.5 million and $598.3 million during the three and twelve months ended September 30, 2006 to $2.42 billion or 59 percent of loans and leases receivable, net, compared to $1.82 billion or 52 percent of loans and leases receivable, net, one year ago.  On an average balance basis, the Four-Cs increased $53.2 million and $529.1 million during the three and twelve months ended September 30, 2006.  Four-Cs total originations were $612.8 million or 86 percent of total originations for the current quarter compared to $636.4 million or 87 percent of total originations for the comparable quarter of 2005.  At September 30, 2006, DBS had outstanding loans receivable, net, of $89.9 million compared to $54.7 million one year ago and $97.2 million at June 30, 2006.  The majority of DBS's loans are classified as construction and land.

Average total deposits increased $313.6 million or 11 percent between the quarters ended September 30, 2005 and 2006.  On a sequential quarter basis, average total deposits increased $83.0 million or 3 percent. Reflecting a widening rate differential between certificate of deposit ("CDs") accounts and interest-bearing liquid accounts arising from increases in the general level of interest rates, the average balance of CDs increased $536.2 million, while the average balance of lower cost passbook, money market and demand accounts ("core deposits") decreased $222.6 million from one year ago. On a sequential quarter basis, the average balance of CDs increased $96.8 million and the average balance of core deposits decreased $13.8 million.  At September 30, 2006, core deposits of $1.61 billion (including $293.7 million of non-interest bearing demand accounts) represent 51 percent of total deposits compared to $1.87 billion or 64 percent of total deposits one year ago.  Providing additional funding for the continued strong growth in loans was a $248.5 million increase in average FHLB advances for the quarter as compared to the same period of the prior year.  On a sequential quarter basis, average FHLB advances increased $57.4 million.

Kevin McCarthy, President and CEO commented, "Our loan and deposit portfolios continue to benefit from the strong population and job growth taking place in the Inland Empire.  Our confidence in the region is reflected by our previously announced plans to expand our full service branch network by eight new locations to 38 branches within the next year".

We have recorded a non-cash mark-to-market charge of $797,000 during the current quarter, related to two interest rate swaps, with notional amounts of $30.0 million and $10.0 million, entered into in connection with the issuance of our floating rate junior subordinated debentures during September 2004 and 2005. Although fully effective from an economic perspective, these swaps do not qualify for hedge treatment under the provisions of Statement of Financial Accounting Standards 133, "Accounting for Derivative Instruments and Hedging Activities", as amended.  Excluding gains on sales of securities, gain on sale of a former administrative facility building of $716,000 and the non-cash charge associated with our interest rate swaps, non-interest income increased $296,000 or 5 percent between the quarters ended September 30, 2005 and 2006.  Deposit and related fees decreased $89,000 or 3 percent, while trust, investment and insurance fees increased $272,000 or 26 percent, compared to one year ago.

Our efficiency ratio improved to 47.90 percent for the current quarter, compared to 48.87 percent for the comparable quarter of 2005.  Our efficiency ratio (excluding gains on sales of securities, gain on sale of building and the non-cash charge associated with our interest rate swaps) improved to 47.83 percent for the current quarter compared to 49.83 percent for the comparable period of the prior year.  General & Administrative ("G&A") expense to average assets improved to 2.16 percent for the current quarter, compared to 2.37 percent for the comparable quarter of 2005.  G&A expense increased $1.3 million or 5 percent between the quarters ended September 30, 2005 and 2006 to $24.7 million.   Excluding a $700,000 revision to benefit accruals, G&A expense for the current quarter would have been $25.4 million, an 8 percent increase over the comparable quarter of 2005.  The increase in G&A expense compared to the prior year primarily reflects the direct and indirect costs associated with the growth in our deposit and lending operations.

Non-accrual loans were $617,000 or 0.01 percent of gross loans and leases at September 30, 2006.  Classified assets rose $13.4 million during the current quarter to $32.8 million at September 30, 2006 due to a $15.0 million commercial loan secured by equipment leases.  This loan is paying as agreed although some of the underlying leases are non-performing.  This loan accounted for $850,000 of the $2.5 million provision for loan and lease losses during the current quarter.  At September 30, 2006, our allowance for loan and lease losses ("ALLL") was $40.3 million or 0.85 percent of gross loans and leases compared to $37.1 million or 0.83 percent of gross loans and leases at March 31, 2006.

Our effective tax rate was 42.2 percent for the current quarter compared to 42.5 percent for the comparable quarter of 2005.

Given our strong loan growth, we did not repurchase any shares of our common stock during the current quarter.  At September 30, 2006, 954,310 shares remain under a 1.0 million share repurchase authorization adopted by our Board of Directors on October 26, 2005.

At September 30, 2006, we were conducting business through 30 full-service banking branches, three registered investment advisory offices, three trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and one loan origination office in Northern California.  Assets under management or advisory by Glencrest and the Bank's trust department increased to $708.5 million at September 30, 2006, compared to $577.6 million at September 30, 2005.  These assets under management or advisory include $572.6 million managed or advised by Glencrest at September 30, 2006, as compared to $428.2 million at September 30, 2005.

We will host a conference call at 8:30 A.M. PDT on Monday, October 23, 2006, to discuss our financial results.  The conference call can be accessed by dialing 1-866-406-5408 and referencing "PFF Bancorp, Inc. Second Quarter Conference Call".  An audio replay of this conference call will be available through Monday, November 6, 2006, by dialing 1-877-519-4471 and referencing replay PIN number 7888750.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2006.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Kevin McCarthy, President and CEO or

Gregory C. Talbott, Senior Executive Vice President, COO/CFO,

PFF Bancorp, Inc.

9337 Milliken Avenue, Rancho Cucamonga, CA 91730

(909) 941-5400

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	September 30, 2006	March 31, 2006

ASSETS

Cash and cash equivalents	$ 62,259	$ 58,831
Investment securities held-to-maturity (estimated fair value of $6,606 at September 30, 2006, and $6,567 March 31, 2006)	6,718	6,724
Investment securities available-for-sale, at fair value	78,656	60,092
Mortgage-backed securities available-for-sale, at fair value	237,314	229,470
Loans held-for-sale	397	795
Loans and leases receivable, net (net of allowances for loan and lease losses of $40,289 at September 30, 2006, and $37,126 at March 31, 2006)	4,101,825	3,839,779
Federal Home Loan Bank (FHLB) stock, at cost	44,885	39,307
Accrued interest receivable	25,256	21,278
Assets acquired through foreclosure, net	8,605	8,728
Property and equipment, net	49,978	44,303
Prepaid expenses and other assets	27,857	31,483

Total assets	$ 4,643,750	$ 4,340,790

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits	$ 3,180,935	$ 3,057,309
FHLB advances and other borrowings	973,400	822,000
Junior subordinated debentures	56,702	56,702
Accrued expenses and other liabilities	42,682	41,048

Total liabilities	4,253,719	3,977,059
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000 shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000 shares; issued and outstanding 24,604,302 and 24,493,472 at September 30, 2006 and March 31, 2006, respectively	244	244
Additional paid-in capital	180,101	175,581
Retained earnings	216,713	195,591
Accumulated other comprehensive losses	(7,027)	(7,685)
Total stockholders' equity	390,031	363,731

Total liabilities and stockholders' equity	$ 4,643,750	$ 4,340,790

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2006	2005	2006	2005
Interest income:
Loans and leases receivable	$ 80,334	$ 59,124	$ 156,788	$ 115,229
Mortgage-backed securities	2,764	2,201	5,377	4,547
Investment securities and deposits	1,736	1,116	3,172	2,249
Total interest income	84,834	62,441	165,337	122,025
Interest expense:
Deposits	26,010	15,097	48,416	27,701
Borrowings	12,966	5,809	24,191	11,703
Total interest expense	38,976	20,906	72,607	39,404
Net interest income	45,858	41,535	92,730	82,621
Provision for loan and lease losses	2,520	1,220	3,020	1,220
Net interest income after provision for loan and lease losses	43,338	40,315	89,710	81,401
Non-interest income:
Deposit and related fees	3,380	3,469	6,673	6,416
Loan and servicing fees	578	593	1,171	1,095
Trust, investment and insurance fees	1,302	1,030	2,824	2,176
Gain on sale of loans, net	73	36	83	103
Gain on sale of securities, net	-	923	271	923
Mark-to-market on interest rate swaps	(797)	-	(322)	-
Other non-interest income	1,094	287	1,405	493
Total non-interest income	5,630	6,338	12,105	11,206
Non-interest expense:
General and administrative:
Compensation and benefits	13,696	13,760	29,331	26,709
Occupancy and equipment	4,268	3,600	8,025	7,057
Marketing and professional services	3,183	2,660	6,317	5,647
Other general and administrative	3,518	3,375	7,274	6,648
Total general and administrative	24,665	23,395	50,947	46,061
Foreclosed asset operations, net	-	10	(115)	9
Total non-interest expense	24,665	23,405	50,832	46,070
Earnings before income taxes	24,303	23,248	50,983	46,537
Income taxes	10,260	9,889	21,515	20,820
Net earnings	$ 14,043	13,359	$ 29,468	25,717

Basic earnings per share	$ 0.57	$ 0.55	$ 1.20	$ 1.06
Weighted average shares outstanding for basic earnings per share calculation	24,517,593	24,256,805	24,471,266	24,329,067
Diluted earnings per share	$ 0.56	$ 0.54	$ 1.19	$ 1.03
Weighted average shares outstanding for diluted earnings per share calculation	24,856,348	24,892,633	24,812,956	24,974,616

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2006	2005	2006	2005
Performance Ratios
Return on average assets (1)	1.23%	1.35%	1.31%	1.31%
Return on average stockholders' equity (1)	14.66%	15.51%	15.65%	15.04%
General and administrative expense to average assets (1)	2.16%	2.37%	2.27%	2.34%
Efficiency ratio (3)	47.90%	48.87%	48.60%	49.09%
Average interest-earning assets to average interest-
bearing liabilities	106.63%	107.14%	106.70%	107.26%

Yields and Costs (1)
Net interest spread	3.93%	4.21%	4.05%	4.20%
Net interest margin (2)	4.16%	4.37%	4.28%	4.35%
Average yield on interest-earning assets	7.67%	6.55%	7.62%	6.42%
Average cost of interest-bearing liabilities	3.74%	2.34%	3.57%	2.22%
Average yield on loans and leases receivable, net	7.95%	6.84%	7.90%	6.69%
Average yield on securities	4.64%	3.67%	4.58%	3.71%
Average cost of core deposits	1.94%	1.45%	1.83%	1.32%
Average cost of C.D.s	4.71%	3.37%	4.53%	3.22%
Average cost of total deposits	3.28%	2.12%	3.11%	1.99%
Average cost of FHLB advances and other borrowings	5.14%	3.06%	4.95%	2.90%
Average cost of junior subordinated debentures	6.25%	6.05%	6.20%	6.07%

Asset Quality
Net charge-offs (recoveries)	$ (111)	$ (70)	$ (143)	$ 40
Net charge-offs (recoveries) to average loans and leases receivable, net (1)	(0.01)%	(0.01)%	(0.01)%	0.00%

Average Balances
Average total assets	$ 4,575,871	$ 3,954,541	$ 4,496,126	$ 3,936,291
Average interest-earning assets	$ 4,405,039	$ 3,800,951	$ 4,333,554	$ 3,798,571
Average interest-bearing liabilities	$ 4,131,228	$ 3,547,500	$ 4,061,533	$ 3,541,594
Average loans and leases receivable, net	$ 4,025,690	$ 3,444,878	$ 3,966,337	$ 3,440,238
Average securities	$ 325,926	$ 298,762	$ 315,083	$ 305,057
Average core deposits	$ 1,615,836	$ 1,838,408	$ 1,622,709	$ 1,795,626
Average C.D.s	$ 1,526,514	$ 990,302	$ 1,478,377	$ 978,006
Average total deposits	$ 3,142,350	$ 2,828,710	$ 3,101,086	$ 2,773,632
Average FHLB advances and other borrowings	$ 932,176	$ 683,660	$ 903,745	$ 734,921
Average junior subordinated debentures	$ 56,702	$ 35,130	$ 56,702	$ 33,041
Average stockholders' equity	$ 383,137	$ 344,439	$ 376,496	$ 342,064

Loan and Lease Activity
Total originations	$ 712,939	$ 727,562	$ 1,405,367	$ 1,425,489
One-to-four-family	$ 64,297	$ 83,076	$ 138,131	$ 181,563
Multi-family	$ 35,882	$ 8,060	$ 59,400	$ 16,635
Commercial real estate	$ 60,840	$ 37,255	$ 160,394	$ 109,020
Construction and land	$ 361,014	$ 427,055	$ 631,053	$ 797,740
Commercial loans and leases	$ 129,675	$ 112,504	$ 285,657	$ 207,467
Consumer	$ 61,231	$ 59,612	$ 130,732	$ 113,064
Purchases	$ -	$ 25,520	$ 2,997	$ 25,520
Principal repayments	$ 547,945	$ 645,924	$ 1,144,387	$ 1,252,809
Sales	$ 4,950	$ 4,360	$ 6,572	$ 9,226

(1) Computed on an annualized basis.
(2) Net interest income divided by average interest-earning assets.
(3) Total general and administrative expense divided by net interest income plus non-interest income.

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	As of September 30, 2006	As of March 31, 2006

Asset Quality
Non-accrual loans	$617	$1,130
Non-accrual loans to gross loans and leases	0.01%	0.03%
Non-performing assets to total assets (1)	0.20%	0.23%
Allowance for loan and lease losses	$40,289	$37,126
Allowance for loan and lease losses to non-accrual loans	6,530%	3,285%
Allowance for loan and lease losses to gross loans and leases	0.85%	0.83%

Capital
Stockholders' equity to assets ratio	8.40%	8.38%
Core capital ratio*	8.35%	8.24%
Risk-based capital ratio*	10.83%	10.90%
Shares outstanding at end of period	24,604,302	24,493,472
Book value per share outstanding	$15.85	$14.85
Tangible book value per share outstanding (2)	$15.80	$14.80

Loan, Lease and Deposit Balances
One-to-four family loans	$1,489,808	$1,522,572
Multi-family loans	$233,640	$188,257
Commercial real estate loans	$709,454	$611,247
Construction and land loans (3)	$1,135,766	$1,011,967
Commercial business loans and leases	$266,736	$264,168
Consumer loans	$309,532	$281,488
Core deposits	$1,609,650	$1,689,790
C.D.s	$1,571,285	$1,367,519

(1) Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3) Net of undisbursed balances of $617,539 and $596,198 at September 30, 2006 and March 31, 2006, respectively.

                                        *PFF Bank & Trust